UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2009

QuickLogic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1277 Orleans Drive, Sunnyvale, CA		94089-1138
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 990-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02(e) Compensatory Arrangements of Certain Officers.

At the April 22, 2009 Annual Meeting of QuickLogic Corporation (the “Company”), the stockholders approved the QuickLogic Corporation 2009 Stock Plan (the “Stock Plan”) and the QuickLogic Corporation 2009 Employee Stock Purchase Plan (the “ESPP”), both of which were adopted by the Board of Directors of the Company on March 6, 2009, subject to stockholder approval.  The Stock Plan and the ESPP replace the Company’s 1999 Stock Plan (the “1999 Stock Plan”) and 1999 Employee Stock Purchase Plan which expire in August 2009.  All of the Company’s executive officers, including its principal executive officer, principal financial officer and its named executive officers, are eligible to participate in the Stock Plan and the ESPP.

The general purposes of the Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company’s business.  The Stock Plan provides for the grant of equity awards to employees, directors and consultants and options granted under the Stock Plan may either be incentive stock options or nonstatutory stock options, as determined by the Board of Directors of the Company.  The Stock Plan provides that nonstatutory stock options, SARs, or stock appreciation rights, restricted stock and restricted stock units may be granted to employees, directors and consultants of the Company and any parent or subsidiary.  Incentive stock options may be granted only to employees.  The maximum aggregate number of shares that may be awarded and sold under the Stock Plan is 2,500,000 shares plus any shares subject to any outstanding options or similar awards granted under the 1999 Stock Plan that subsequently expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 1999 Stock Plan that are forfeited to or repurchased by the Company, up to a maximum of an additional 7,500,000 shares.  The shares may be authorized, but unissued, or reacquired common stock.

The purpose of the ESPP is to provide eligible employees with an opportunity to purchase shares of the Company’s common stock (“Common Stock”) through payroll deductions, to enhance the employees’ sense of participation in the Company and its participating subsidiaries, and to provide an incentive for continued employment.  Each offering period under the ESPP has a duration of approximately six months, commencing on the first trading day on or after May 15 and November 15 of each year of the ESPP and terminating on the last trading day of the applicable period ending six months later.  During each offering period, shares of Common Stock may be purchased on behalf of the participant in accordance with the terms of the ESPP.  The administrator has the discretion to implement one of two types of offering periods to determine the purchase price:  (i) an offering period with a purchase price equal to 85% of the fair market value of the Common Stock on the last day of the offering period (a “Purchase Date Offering Period”) or (ii) an offering period with a purchase price equal to 85% of the fair market value of the Common Stock on (x) the enrollment date, or (y) the last day of the offering period, whichever is lower (a “Look-Back Offering Period”).  The purchase price for subsequent offering periods may be determined by the administrator, subject to compliance with the Code and the terms of the ESPP.  A total of 2,300,000 shares of Common Stock are reserved for issuance under the ESPP.

The foregoing descriptions of the Stock Plan and the ESPP do not purport to be complete and are qualified in their entirety by reference to each document, a copy of each document is attached hereto as Exhibit 10.24 and 10.25 respectively, and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01(d) Exhibits.

10.24        QuickLogic Corporation 2009 Stock Plan

10.25        QuickLogic Corporation 2009 Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2009	QuickLogic Corporation

/s/ Ralph S. Marimon
Ralph S. Marimon
Vice President, Finance and Chief Financial Officer